NEWS RELEASE

For Immediate Release
April 25, 2016

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces First Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $3.8 billion bank holding company headquartered in Charleston, today announced quarterly net income of $11.7 million and diluted earnings of $0.78 per share.

Highlights of the Company’s first quarter performance and results included the following:

•	Return on assets and return on tangible equity of 1.25% and 13.8%, respectively.

•	Net interest income increased $1.5 million from the quarter ended March 31, 2015 (excluding accretion from fair value adjustments).

•	Total net loan growth of $14.6 million from December 31, 2015 to March 31, 2016.

•
Average total deposit balances grew $45.3 million, exclusive of the impact of our acquisition of three branches in Lexington, Kentucky from American Founders Bank, Inc. (“AFB”) in November 2015, from the quarter ended December 31, 2015 to the quarter ended March 31, 2016.

•	Repurchased 229,000 shares of common stock at a weighted average price of $43.31 per share.

•	Increased our quarterly dividend from $0.42 per quarter to $0.43 per quarter.

Charles R. (“Skip”) Hageboeck, the President and Chief Executive Officer of City Holding Company, commented: “We are pleased to report another quarter of very solid results in the first quarter of 2016. We saw loans increase in the first quarter and our credit metrics again continue to improve. While the coal industry is prevalent in many of our markets and continues to experience troubled times, City has limited direct commercial loans within this industry of less than $10 million. During the quarter, we repurchased 229,000 shares and announced a 2.4% increase in our quarterly dividend to 43 cents per share.”

Net Interest Income

The Company’s tax equivalent net interest income decreased $0.1 million, or 0.3%, from $29.4 million during the fourth quarter of 2015 to $29.3 million during the first quarter of 2016. This decrease is due to less accretion from fair value adjustments on recent acquisitions ($0.8 million for the quarter ended March 31, 2016 compared to $1.6 million for the quarter ended December 31, 2015). This decrease was partially offset by an increase in net interest income from the acquisition of three branches in the Lexington, KY market from AFB in November 2015 as balances acquired were outstanding for the full quarter. In addition, investment interest income increased $0.2 million from the fourth quarter of 2015. The Company’s reported net interest margin decreased from 3.62% for the fourth quarter of 2015 to 3.53% for the first quarter of 2016. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.44% for the quarter ended March 31, 2016 and 3.42% for the quarter ended December 31, 2015.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.84% at December 31, 2015 to 0.77% at March 31, 2016. Total nonperforming assets decreased from $23.4 million at December 31, 2015 to $22.1 million at March 31, 2016. Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations. Total past due loans decreased from $9.2 million, or 0.32% of total loans outstanding, at December 31, 2015 to $8.7 million, or 0.30% of total loans outstanding, at March 31, 2016.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $0.5 million in the first quarter of 2016, compared to $0.9 for the comparable period in 2015 and $2.8 million for the fourth quarter of 2015. The provision for loan losses recorded in the first quarter of 2016 reflects the modest growth in the loan portfolio, changes in the quality of the portfolio, and general improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

On January 1, 2015, the Company sold its insurance operations, CityInsurance, which resulted in a pre-tax gain of $11.1 million. Exclusive of this gain, non-interest income increased from $12.9 million for the first quarter of 2015 to $13.1 million for the first quarter of 2016. This increase was mainly due to an increase in service charges of $0.4 million, or 6.3%, from the first quarter of 2015 to $6.3 million and an increase in trust and investment management fee income of $0.1 million, or 6.3%, to $1.3 million. These increases were partially offset by decreases in other income of $0.1 million and bankcard revenues of $0.1 million (2.3%).

Non-interest Expenses

Non-interest expenses increased $1.0 million, from $23.2 million in the first quarter of 2015 to $24.2 million in the first quarter of 2016. This increase was largely due to the acquisition of three branches from AFB ($0.5 million) and an increase in other expenses of $0.3 million. The increase in other expenses is primarily related to the fair value adjustment for a $5.0 million notional interest rate swap to protect against changes in long-term fixed interest rates related to commercial loans.

Balance Sheet Trends

Loans increased $14.6 million (0.5%) from December 31, 2015 to $2.88 billion at March 31, 2016. Residential real estate loans increased $12.5 million (0.9%) and commercial real estate loans increased $8.0 million (0.7%). These increases were partially offset by decreases in home equity junior lien loans of ($4.3 million) and consumer loans ($1.3 million).

Total average depository balances increased $98.8 million, or 3.3%, from the quarter ended December 31, 2015 to the quarter ended March 31, 2016. This growth was partially attributable to deposits acquired from AFB ($53.5 million). Exclusive of this contribution, the Company experienced increases in interest-bearing deposits ($20.9 million), savings deposits ($14.9 million), and noninterest-bearing demand deposits ($12.1 million) that were partially offset by a decrease in time deposits ($2.7 million).

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2016 was 33.4% compared to 34.4% for the year ended December 31, 2015, and 38.7% for the quarter ended March 31, 2015. As noted previously, the Company sold CityInsurance in the first quarter of 2015. As a result of differences between the book and tax basis of the assets that were sold, the Company’s income tax expense increased by $1.1 million. Exclusive of the sale of CityInsurance in the first quarter of 2015, the Company’s tax rate from operations was 33.3% for the quarter ended March 31, 2015.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 90.3% and the loan to asset ratio was 75.1% at March 31, 2016. The Company maintained investment securities totaling 12.0% of assets as of the same date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 56.4% of assets at March 31, 2016. Time deposits fund 26.9% of assets at March 31, 2016, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio decreased from 9.3% at December 31, 2015 to 9.0% at March 31, 2016. At March 31, 2016, City National Bank’s Leverage Ratio is 8.04%, its Common Equity Tier I ratio is 10.90%, its Tier I Capital ratio is 11.53%, and its Total Risk-Based Capital ratio is 12.29%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 30, 2016, the Board approved a quarterly cash dividend of $0.43 cents per share payable April 29, 2016, to shareholders of record as of April 15, 2016. During the quarter ended March 31, 2016, the Company repurchased 229,000 common shares at a weighted average price of $43.31 per share as part of a one million share repurchase plan authorized by the Board of Directors in September 2014. As of March 31, 2016, the Company could repurchase approximately 404,000 shares under the current plan

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 85 branches across West Virginia, Virginia, Kentucky and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12)

deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2016 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2016 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 31,	June 30,	March 31,
	2016	2015	2015	2015	2015

Earnings
Net Interest Income (FTE)	$29,312	$29,391	$28,005	$28,927	$29,533
Net Income available to common shareholders	11,702	13,515	10,607	11,983	17,992

Per Share Data
Earnings per share available to common shareholders:
Basic	$0.78	$0.88	$0.69	$0.78	$1.18
Diluted	0.78	0.88	0.69	0.78	1.17
Weighted average number of shares:
Basic	14,915,792	15,157,598	15,177,947	15,103,976	15,066,693
Diluted	14,926,941	15,174,103	15,198,007	15,127,238	15,149,085
Period-end number of shares	14,971,171	15,180,215	15,319,450	15,276,950	15,213,324
Cash dividends declared	$0.43	$0.42	$0.42	$0.42	$0.42
Book value per share (period-end)	27.93	27.62	27.34	26.92	26.63
Tangible book value per share (period-end)	22.61	22.36	22.72	22.29	21.96
Market data:
High closing price	$47.78	$51.12	$51.73	$50.22	$48.09
Low closing price	40.82	43.85	45.56	45.00	41.76
Period-end closing price	47.78	45.64	49.30	49.25	47.03
Average daily volume	71,133	55,448	58,253	51,213	48,043
Treasury share activity:
Treasury shares repurchased	229,132	150,385	—	—	—
Average treasury share repurchase price	$43.31	$46.91	—	—	—

Key Ratios (percent)
Return on average assets	1.25%	1.48%	1.21%	1.34%	2.04%
Return on average tangible equity	13.8%	15.5%	12.2%	14%	21.6%
Yield on interest earning assets	3.91%	3.99%	3.99%	4.2%	4.39%
Cost of interest bearing liabilities	0.48%	0.46%	0.47%	0.47%	0.48%
Net Interest Margin	3.53%	3.62%	3.62%	3.82%	3.99%
Non-interest income as a percent of total revenue	31.1%	32.5%	33.0%	31.6%	45.0%
Efficiency Ratio (a)	56.8%	48.5%	57.3%	54.8%	54.2%
Price/Earnings Ratio (b)	15.40	12.94	17.84	15.69	9.96

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.23%	11.65%	11.9%	11.54%	11.48%
Tangible equity to tangible assets	9.03%	9.34%	10.14%	9.89%	9.6%
Consolidated risk based capital ratios (c):
CET I	13.38%	13.65%	14.42%	14.17%	14.04%
Tier I	14%	14.28%	15.08%	14.82%	14.7%
Total	14.78%	15.1%	15.95%	15.7%	15.57%
Leverage	9.78%	10.15%	10.71%	10.38%	10.23%

Other
Branches	85	85	82	82	82
FTE	854	853	828	844	845

Assets per FTE	$4,484	$4,354	$4,233	$4,162	$4,205
Deposits per FTE	3,732	3,615	3,461	3,439	3,482

(a) The March 31, 2015 QTD efficiency ratio calculation excludes the gain on sale of insurance division.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) March 31, 2016 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Interest Income
Interest and fees on loans	$28,927	$29,032	$27,875	$28,812	$29,388
Interest on investment securities:
Taxable	3,005	2,856	2,621	2,641	2,712
Tax-exempt	357	334	272	267	264
Total Interest Income	32,289	32,222	30,768	31,720	32,364

Interest Expense
Interest on deposits	2,898	2,760	2,686	2,699	2,741

Interest on short-term borrowings	107	91	69	85	82
Interest on long-term debt	164	159	155	153	150
Total Interest Expense	3,169	3,010	2,910	2,937	2,973
Net Interest Income	29,120	29,212	27,858	28,783	29,391
Provision for loan losses	539	2,813	451	2,836	888
Net Interest Income After Provision for Loan Losses	28,581	26,399	27,407	25,947	28,503

Non-Interest Income
Gains on sale of investment securities	—	—	—	2,116	14
Service charges	6,303	6,893	6,907	6,589	5,927
Bankcard revenue	3,967	3,923	3,895	4,002	4,074
Trust and investment management fee income	1,276	1,547	1,176	1,201	1,200
Bank owned life insurance	760	898	929	783	764
Gain on sale of insurance division	—	—	—	—	11,084
Other income	821	813	799	714	958
Total Non-Interest Income	13,127	14,074	13,706	15,405	24,021

Non-Interest Expense
Salaries and employee benefits	12,673	11,296	12,179	12,193	12,179
Occupancy and equipment	2,836	2,583	2,575	2,529	2,590
Depreciation	1,567	1,539	1,522	1,516	1,511
FDIC insurance expense	465	443	456	445	450
Advertising	716	264	777	701	704
Bankcard expenses	833	778	785	829	870
Postage, delivery, and statement mailings	565	532	523	507	561
Office supplies	353	273	384	347	346
Legal and professional fees	471	662	620	542	567
Telecommunications	428	409	418	463	475
Repossessed asset losses, net of expenses	288	217	492	335	220
Merger related expenses	—	315	175	108	—
Other expenses	2,945	1,854	4,471	2,729	2,692
Total Non-Interest Expense	24,140	21,165	25,377	23,244	23,165
Income Before Income Taxes	17,568	19,308	15,736	18,108	29,359
Income tax expense	5,866	5,793	5,129	6,125	11,367
Net Income Available to Common Shareholders	$11,702	$13,515	$10,607	$11,983	$17,992

Distributed earnings allocated to common shareholders	$6,365	$6,303	$6,362	$6,344	$6,315
Undistributed earnings allocated to common shareholders	5,206	7,059	4,125	5,505	11,468
Net earnings allocated to common shareholders	$11,571	$13,362	$10,487	$11,849	$17,783

Average common shares outstanding	14,916	15,158	15,178	15,104	15,067
Shares for diluted earnings per share	14,927	15,175	15,198	15,127	15,149

Basic earnings per common share	$0.78	$0.88	$0.69	$0.78	$1.18
Diluted earnings per common share	$0.78	$0.88	$0.69	$0.78	$1.17

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Assets
Cash and due from banks	$165,134	$58,829	$109,627	$142,335	$235,004
Interest-bearing deposits in depository institutions	10,031	11,284	9,081	11,089	10,106
Cash and cash equivalents	175,165	70,113	118,708	153,424	245,110

Investment securities available-for-sale, at fair value	362,282	369,466	300,865	287,609	273,856
Investment securities held-to-maturity, at amortized cost	86,518	88,937	81,095	84,082	87,455
Other securities	9,960	12,915	9,926	9,926	9,857
Total investment securities	458,760	471,318	391,886	381,617	371,168

Gross loans	2,877,117	2,862,534	2,695,645	2,683,835	2,632,395
Allowance for loan losses	(19,315)	(19,251)	(20,148)	(20,187)	(20,103)
Net loans	2,857,802	2,843,283	2,675,497	2,663,648	2,612,292

Bank owned life insurance	98,679	97,919	97,157	96,663	95,880
Premises and equipment, net	75,965	77,271	73,419	75,900	76,910
Accrued interest receivable	8,517	7,432	7,690	7,838	7,752
Net deferred tax assets	27,541	29,974	33,342	32,674	35,335
Intangible assets	79,581	79,792	70,653	70,779	70,964
Other assets	47,656	36,957	36,266	30,080	37,674
Total Assets	$3,829,666	$3,714,059	$3,504,618	$3,512,623	$3,553,085

Liabilities
Deposits:
Noninterest-bearing	$666,523	$621,073	$542,177	$563,715	$551,596
Interest-bearing:
Demand deposits	711,366	679,735	647,792	646,198	654,832
Savings deposits	780,982	765,611	693,184	695,383	722,324
Time deposits	1,028,400	1,017,556	982,349	997,387	1,013,630
Total deposits	3,187,271	3,083,975	2,865,502	2,902,683	2,942,382
Short-term borrowings
Federal Funds purchased	—	13,000	—	—	—
Customer repurchase agreements	156,714	141,869	147,036	153,171	132,588
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	51,068	39,448	56,818	29,034	56,545
Total Liabilities	3,411,548	3,294,787	3,085,851	3,101,383	3,148,010

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—	—	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized	46,249	46,249	46,249	46,249	46,249
Capital surplus	106,137	106,269	106,108	105,891	106,397
Retained earnings	395,963	390,690	383,551	379,379	373,812
Cost of common stock in treasury	(129,142)	(120,104)	(113,581)	(115,387)	(118,130)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	3,670	927	1,789	457	2,096
Underfunded pension liability	(4,759)	(4,759)	(5,349)	(5,349)	(5,349)
Total Accumulated Other Comprehensive Loss	(1,089)	(3,832)	(3,560)	(4,892)	(3,253)
Total Stockholders' Equity	418,118	419,272	418,767	411,240	405,075
Total Liabilities and Stockholders' Equity	$3,829,666	$3,714,059	$3,504,618	$3,512,623	$3,553,085

Regulatory Capital
Total CET 1 capital	$341,165	$345,620	$353,224	$346,979	$337,537
Total tier 1 capital	357,165	361,620	369,224	362,979	353,537
Total risk-based capital	377,003	382,180	390,612	384,388	374,420
Total risk-weighted assets	2,550,739	2,531,647	2,449,191	2,448,848	2,404,331

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015

Residential real estate (1)	$1,395,670	$1,383,133	$1,358,083	$1,325,453	$1,303,258
Home equity - junior liens	142,694	147,036	144,748	143,772	143,670
Commercial and industrial	165,549	165,340	123,948	141,518	132,127
Commercial real estate (2)	1,135,625	1,127,581	1,028,857	1,032,258	1,011,701
Consumer	34,754	36,083	36,751	37,555	38,436
DDA overdrafts	2,825	3,361	3,258	3,279	3,203
Gross Loans	$2,877,117	$2,862,534	$2,695,645	$2,683,835	$2,632,395

Construction loans included in:
(1) - Residential real estate loans	$13,966	$13,135	$14,765	$15,412	$17,459
(2) - Commercial real estate loans	15,172	12,599	11,970	4,043	30,554

Secondary Mortgage Loan Activity
Mortgage loans originated	$2,809	$3,855	$4,803	$5,007	$4,184
Mortgage loans sold	3,073	4,135	5,206	5,690	3,637
Mortgage loans gain on loans sold	24	88	112	109	58

CITY HOLDING COMPANY AND SUBSIDIARIES

Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Allowance for Loan Losses
Balance at beginning of period	$19,251	$20,148	$20,187	$20,103	$20,074

Charge-offs:
Commercial and industrial	(1)	(3,148)	(82)	(2,444)	(94)
Commercial real estate	(302)	(303)	(1)	61	(337)
Residential real estate	(405)	(386)	(229)	(272)	(257)
Home equity	(106)	(76)	(128)	(17)	(91)
Consumer	(38)	(39)	(28)	(69)	(74)
DDA overdrafts	(318)	(376)	(414)	(313)	(311)
Total charge-offs	(1,170)	(4,328)	(882)	(3,054)	(1,164)

Recoveries:
Commercial and industrial	1	2	45	9	18
Commercial real estate	384	317	18	23	8
Residential real estate	39	69	66	54	10
Home equity	—	—	—	—	—
Consumer	29	32	76	51	28
DDA overdrafts	242	198	187	165	241
Total recoveries	695	618	392	302	305

Net charge-offs	(475)	(3,710)	(490)	(2,752)	(859)
Provision for (recovery of) acquired loans	40	32	(24)	299	246
Provision for loan losses	499	2,781	475	2,537	642
Balance at end of period	$19,315	$19,251	$20,148	$20,187	$20,103

Loans outstanding	$2,877,117	$2,862,534	$2,695,645	$2,683,835	$2,632,395
Allowance as a percent of loans outstanding	0.7%	0.7%	0.7%	0.8%	0.8%
Allowance as a percent of non-performing loans	120.4%	110.4%	92.2%	127.1%	121.4%

Average loans outstanding	$2,864,943	$2,789,354	$2,679,429	$2,658,484	$2,636,400
Net charge-offs (annualized) as a percent of average loans outstanding	0.07%	0.53%	0.07%	0.41%	0.13%

Nonaccrual Loans (period-end)
Residential real estate	$2,977	$2,918	$3,012	$2,693	$2,299
Home equity	152	136	159	141	92
Commercial and industrial	2,967	2,745	6,430	1,271	3,346
Commercial real estate	9,718	11,149	11,806	11,518	10,445
Consumer	—	—	—	—	—
Total nonaccrual loans	15,814	16,948	21,407	15,623	16,182

Accruing loans past due 90 days or more	225	495	449	264	384
Total non-performing loans	16,039	17,443	21,856	15,887	16,566
Other real estate owned	6,054	6,519	6,026	6,729	8,771
Total non-performing assets	$22,093	$23,962	$27,882	$22,616	$25,337

Non-performing assets as a percent of loans and other real estate owned	0.77%	0.84%	1.03%	0.84%	0.96%

Past Due Loans (period-end)
Residential real estate	$5,045	$6,610	$5,522	$5,270	$6,118
Home equity	595	406	558	398	629
Commercial and industrial	343	159	355	614	603
Commercial real estate	2,138	1,480	3,622	2,715	2,317
Consumer	82	196	218	257	272
DDA overdrafts	514	313	330	327	215
Total past due loans	$8,717	$9,164	$10,605	$9,581	$10,154

Total past due loans as a percent of loans outstanding	0.3%	0.32%	0.39%	0.36%	0.39%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$18,306	$17,796	$18,154	$18,624	$18,451
Home equity	2,878	2,659	2,730	2,647	2,726
Commercial and industrial	54	58	62	66	70
Commercial real estate	523	1,746	1,921	1,872	1,894
Consumer	—	—	—	—	—
Total accruing TDRs	$21,761	$22,259	$22,867	$23,209	$23,141

Non-Accruing
Residential real estate	$36	$191	—	$397	$616
Home equity	—	34	16	15	15
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$36	$225	$16	$412	$631

Total TDRs	$21,797	$22,484	$22,883	$23,621	$23,772

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

Three Months Ended
March 31, 2016			December 31, 2015			March 31, 2015
Average		Yield/	Average		Yield/	Average		Yield/
Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,531,966	$14,918	3.92%	$1,518,581	$14,763	3.86%	$1,441,331	$14,120	3.97%
Commercial, financial, and agriculture (2)	1,294,345	12,919	4.01%	1,230,907	13,034	4.2%	1,153,250	14,026	4.93%
Installment loans to individuals (2), (3)	38,632	721	7.51%	39,865	750	7.46%	41,819	791	7.67%
Previously securitized loans (4)	***	369	***	***	485	***	***	451	***
Total loans	2,864,943	28,927	4.06%	2,789,354	29,032	4.13%	2,636,400	29,388	4.52%
Securities:
Taxable	421,289	3,005	2.87%	387,048	2,856	2.93%	327,185	2,712	3.36%
Tax-exempt (5)	41,898	549	5.27%	37,818	513	5.38%	28,477	406	5.78%
Total securities	463,187	3,554	3.09%	424,866	3,369	3.15%	355,662	3,118	3.56%
Deposits in depository institutions	10,529	—	—	9,562	—	—	8,968	—	—
Total interest-earning assets	3,338,659	32,481	3.91%	3,223,782	32,401	3.99%	3,001,030	32,506	4.39%
Cash and due from banks	81,569			117,290			222,409
Premises and equipment, net	76,945			75,729			77,638
Other assets	256,329			248,685			244,686
Less: Allowance for loan losses	(20,591)			(21,101)			(20,658)
Total assets	$3,732,911			$3,644,385			$3,525,105

Liabilities:
Interest-bearing demand deposits	$677,849	$145	0.09%	$650,523	$126	0.08%	$636,810	$132	0.08%
Savings deposits	767,262	228	0.12%	732,129	192	0.1%	694,700	181	0.11%
Time deposits (2)	1,019,416	2,525	1%	1,004,296	2,442	0.96%	1,021,474	2,428	0.96%
Short-term borrowings	162,046	107	0.27%	165,996	91	0.22%	129,647	82	0.26%
Long-term debt	16,495	164	4%	16,495	159	3.82%	16,495	150	3.69%
Total interest-bearing liabilities	2,643,068	3,169	0.48%	2,569,439	3,010	0.46%	2,499,126	2,973	0.48%
Noninterest-bearing demand deposits	630,524			609,350			571,340
Other liabilities	40,198			41,141			49,996
Stockholders' equity	419,121			424,455			404,643
Total liabilities and
stockholders' equity	$3,732,911			$3,644,385			$3,525,105
Net interest income		$29,312			$29,391			$29,533
Net yield on earning assets			3.53%			3.62%			3.99%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate		$181			$196			$197
Commercial, financial, and agriculture		394			1,146			1,988
Installment loans to individuals		54			50			96
Time deposits		148			180			169
		$777			$1,572			$2,450

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.

(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Purchased Credit Impaired Loans
Virginia Savings Acquisition
Contractual required principal and interest	$1,942	$1,965	$2,149	$2,376	$2,419
Carrying value	1,715	1,707	1,861	1,984	1,979

Community Acquisition
Contractual required principal and interest	$14,415	$16,362	$17,834	$18,546	$20,189
Carrying value	11,219	12,899	13,400	13,958	14,627

Accretion

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Bank, Inc. ("AFB") acquisitions.

Virginia Savings Acquistion
Loans	$104	$138	$245	$190	$123
Certificates of deposit	124	129	129	129	129
	$228	$267	$374	$319	$252

Community Acquisition
Loans	$408	$1,226	$642	$1,248	$2,158
Certificates of deposit	11	40	40	40	40
	$419	$1,266	$682	$1,288	$2,198

AFB Acquisition
Loans	$117	$28	—	—	—
Certificates of deposit	13	11	—	—	—
	$130	$39	—	—	—

All Acquisitions
Loans	$629	$1,392	$887	$1,438	$2,281
Certificates of deposit	148	180	169	169	169
	$777	$1,572	$1,056	$1,607	$2,450

Accretion Forecast
Remainder of 2016	$1,632
Year Ended December 31, 2017	1,007
Year Ended December 31, 2018	772

Note: The amounts reflected above require management to make significant assumptions based on estimated future default, prepayment and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Net Interest Income/Margin
Net interest income, fully taxable equivalent	$29,312	$29,391	$28,005	$28,927	$29,533
Taxable equivalent adjustment	(192)	(179)	(147)	(144)	(142)
Net interest income ("GAAP")	$29,120	$29,212	$27,858	$28,783	$29,391

Average interest earning assets	$3,338,659	$3,223,782	$3,071,595	$3,040,176	$3,001,030
Net Interest Margin	3.53%	3.62%	3.62%	3.82%	3.99%

Net interest income, fully taxable equivalent, excluding accretion	$28,535	$27,819	$26,949	$27,320	$27,083
Taxable equivalent adjustment	(192)	(179)	(147)	(144)	(142)
Accretion related to fair value adjustments	777	1,572	1,056	1,607	2,450
Net interest income ("GAAP")	$29,120	$29,212	$27,858	$28,783	$29,391

Average interest earning assets	$3,338,659	$3,223,782	$3,071,595	$3,040,176	$3,001,030
Net Interest Margin (excluding accretion)	3.44%	3.42%	3.48%	3.6%	3.66%

Tangible Equity Ratio (period end)
Tangible common equity to tangible assets	9.03%	9.34%	10.14%	9.89%	9.6%
Effect of goodwill and other intangibles, net	1.89%	1.95%	1.81%	1.82%	1.81%
Equity to assets ("GAAP")	10.92%	11.29%	11.95%	11.71%	11.4%